Registration No. 333-_______
________________________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                       ------------------------------------
                                      FORM S-8
                            REGISTRATION STATEMENT UNDER
                               THE SECURITIES ACT OF 1933
                      ------------------------------------
                                  META GROUP, INC.
               (Exact name of registrant as specified in its charter)

          Delaware                                     06-0971675
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                                208 Harbor Drive
                         Stamford, Connecticut 06912-0061
                                 (203) 973-6700
               (Address of Principal Executive Offices) (Zip Code)
                       ------------------------------------

            Amended and Restated 1995 Stock Plan of META Group, Inc.
 Amended and Restated 1996 Equity Compensation Plan of The Sentry Group, Inc.
                           (Full title of the plans)
                       ------------------------------------

                                 Dale Kutnick
                     President and Chief Executive Officer
                                META GROUP, INC.
                                208 Harbor Drive
                      Stamford, Connecticut 06912-0061
                               (203) 973-6700
            (Name and address including zip code and telephone number, including area code, of agent for service)
                       ------------------------------------

                                   Copy to:
                             Mark J. Macenka, Esq.
                        TESTA, HURWITZ & THIBEAULT, LLP
                       High Street Tower, 125 High Street
                           Boston, Massachusetts  02110
                                (617) 248-7000

________________________________________________________________________________

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                     Proposed          Proposed
                                                                      Maximum          Maximum
                                                      Amount         Offering         Aggregate         Amount of
Title of Securities                                    to be         Price Per         Offering       Registration
to be Registered                                    Registered         Share            Price              Fee
----------------------------------------------------------------------------------- ----------------- ----------------

Amended and Restated 1995 Stock Plan
Common Stock (par value $.01 per share)                1,500,000     $24.625(1)        $36,937,500.00     $10,268.63
Amended and Restated 1996 Equity Compensation
Plan of The Sentry Group, Inc. (a subsidiary of
the Registrant)(3)
Common Stock (par value $.01 per share)                  359,500     $21.536(2)        $ 7,742,192.00     $ 2,152.34
                                                         -------

TOTAL:                                                 1,859,500                                          $12,420.97
                                                       ---------

________________________________________________________________________________

(1) The price of $24.625 per share, which is the average of the high and low prices of the Common Stock of the Registrant reported on the Nasdaq National Market on November 25, 1998, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and
     (h) and has been used only for those shares without a fixed exercise price.
(2) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the weighted average exercise price per share at which such options are exercisable.
(3) Pursuant to an Agreement and Plan of Merger by and among META Group, Inc. ("META"), MG Acquisition Corporation and The Sentry Group, Inc. ("Sentry") dated as of September 23, 1998, META assumed, effective as of October 20, 1998, all of the outstanding options under Sentry's Amended and Restated 1996 Equity Compensation Plan (the "Sentry Plan"). Effective October 20, 1998, all of the options (issued or available for issuance) under the Sentry Plan are options to purchase shares of META Common Stock (in the aggregate, a total of 359,500 shares).

         This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8, SEC File No. 333-1854, of the Registrant is effective. Pursuant to General Instruction E, the Registrant incorporates the information contained in the Registrant's Registration Statement on Form S-8 (SEC File No. 333-1854).

                                      PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended December 31, 1997 (File No. 0-27280).

         (b)(1) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (File No. 0-27280).

              (2) The Registrant's Current Reports on Form 8-K dated April 27, 1998, filed on June 12, 1998 and dated October 20, 1998, filed on November 3, 1998 (File No. 0-27280).

     (3) The Registrant's Definitive Proxy Statement on Schedule 14A dated April 13, 1998 (File No. 0-27280).

         (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on November 24, 1995, and incorporating by reference the information contained in the Registrant's Registration Statement on Form S-1, SEC File No. 33-97848, as amended.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.
         ---------

         Exhibit No.      Description of Exhibit
         ----------       ----------------------

         Exhibit 4.1      Amended and Restated 1995 Stock Plan (filed herewith).

         Exhibit 4.2 Amended and Restated 1996 Equity Compensation Plan of The Sentry Group, Inc.(filed herewith).

         Exhibit 5.1      Opinion of Testa, Hurwitz & Thibeault, LLP
                          (filed herewith).

         Exhibit 23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).

         Exhibit 23.2     Consent of Deloitte & Touche LLP (filed herewith).

         Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, META Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 3rd day of December, 1998.
                                META GROUP, INC.


                               By:  /s/ Bernard F. Denoyer
                               Bernard F. Denoyer
                               Senior Vice President- Finance, Chief Financial Officer and Treasurer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of META Group, Inc., hereby severally constitute and appoint Dale Kutnick and Bernard F. Denoyer, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable META Group, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  Signature                         Title(s)                        Date


/s/ Dale Kutnick       Chief Executive Officer, President and   December 3, 1998
Dale Kutnick           Director (Principal Executive Officer)


/s/ Bernard Denoyer    Senior Vice President- Finance, Chief    December 3, 1998
-------------------    Financial Officer and Treasurer
Bernard Denoyer        (Principal Financial and Accounting
                       Officer)


/s/ Mark Butlein       Director                                 December 3, 1998
--------------------
Mark Butlein


/s/ Francis Saldutti   Director                                 December 3, 1998
--------------------
Francis Saldutti


/s/ Harry S. Gruner    Director                                 December 3, 1998
---------------------
Harry S. Gruner


/s / Michael Simmons   Director                                 December 3, 1998
--------------------
Michael Simmons


/s/ George C. McNamee  Director                                 December 3, 1998
---------------------
George C. McNamee

                                Exhibit Index
                                -------------


    Exhibit No.            Description of Exhibit
    -----------            ----------------------

        4.1           Amended and Restated 1995 Stock Plan.

        4.2 Amended and Restated 1996 Equity Compensation Plan of The Sentry Group, Inc.

        5.1           Opinion of Testa, Hurwitz & Thibeault, LLP.

        23.1          Consent of Testa, Hurwitz & Thibeault, LLP (contained in
                      Exhibit 5.1).

        23.2          Consent of Deloitte & Touche LLP.

        24.1 Power of Attorney (included as part of the signature page to this Registration Statement).